Exhibit 4.1

Sarcos Number CA Cert No * Numerical Shares * Shares Common Stock THIS CERTIFIES THAT *«Name»* is the record holder of («Written Shares») *«Numerical Shares»* shares of Common Stock of the par value $0.0001 each of SARCOS TECHNOLOGY AND ROBOTICS CORPORATION a Delaware corporation transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned. This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. The corporation has caused this certificate to be signed by its duly authorized officers as of «Date», 20.Secretary President

FOR VALUE RECEIVED, I HEREBY SELL, ASSIGN AND TRANSFER ___________ SHARES REPRESENTED BY THIS CERTIFICATE TO ______________________ AND HEREBY IRREVOCABLY APPOINT ____________________________ AS ATTORNEY TO TRANSFER THESE SHARES ON THE SHARE REGISTER OF THE CORPORATION.

DATED
(Stockholder)

	(Witness)	(Stockholder)

NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME AS WRITTEN ON THE FACE OF THIS CERTIFICATE.

[INSERT THE LEGENDS FROM THE DOCUMENT(S) PERTAINING TO THE ISSUANCE OF THESE SHARES, INCLUDING WITH RESPECT TO ANY APPLICABLE TRANSFER RESTRICTIONS IN THE COMPANY’S BYLAWS]